Exhibit 21

LIST OF FIRST DATA CORPORATION SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
Administradora de Tarjetas S.R.L.	Argentina
BA Merchant Services, LLC	Ohio
Banc of America Merchant Services, LLC	Delaware
Bank of America Merchant Services Canada Corp.	Canada
BluePay Canada, ULC	Canada
BluePay Processing, LLC	Delaware
BOFA Merrill Lynch Merchant Services (Europe) Limited	United Kingdom
BUYPASS Inco Corporation	Delaware
Caledon Computer Systems, Inc.	Canada
CardConnect, LLC	Delaware
CDI BluePay Private Limited	India
CESI Holdings, LLC	Delaware
Clover Network, Inc.	Delaware
Concord Computing Corporation	Delaware
Concord EFS, Inc.	Delaware
Concord Payment Services, Inc.	Georgia
Concord Transaction Services, LLC	Colorado
CTS Holdings, LLC	Colorado
DW Holdings Canada ULC	Canada
Eastern States Bankcard Association Inc.	New York not-for-profit
Eastern States Monetary Services Inc.	New York not-for-profit
Electronic Banking Solutions Limited	Australia
European Merchant Services B.V.	Netherlands
FD do Brasil Soluções de Pagamento Ltda.	Brazil
FDGS Group, LLC	Delaware
FDGS Partner, LLC	Delaware
FDR Delaware Holdings Limited	United Kingdom
FDR Limited	Delaware
FDR Missouri Inc.	Delaware
FDR U.K. Limited	United Kingdom
FDS Holdings, Inc.	Delaware
Federated Union Systems Europe, Ltd.	Ireland
Federated Union Systems, Limited	Ireland
First Data (China) Co., Ltd.	China
First Data (India) Private Limited	India
First Data (Mauritius) Holding Company	Mauritius
First Data (Norway) Holding AS	Norway
First Data (Singapore) Pte. Ltd.	Singapore
First Data Asia Pte Ltd.	Singapore
First Data Austria GmbH	Austria
First Data Austria Holdings GmbH	Austria
First Data Canada Ltd.	Canada
First Data Card Solutions, Inc.	Maryland
First Data Chile Limitada	Chile
First Data Colombia Ltda.	Colombia
First Data Commercial Services Limited	Ireland
First Data Cono Sur SRL	Argentina
First Data Corporation Australia (Holdings) Pty Limited	Australia
First Data Development Private Ltd	India
First Data Egypt LLC	Egypt
First Data Europe Limited	United Kingdom
First Data Global Services Limited	Ireland
First Data GmbH	Germany
First Data Government Solutions, LP	Delaware
First Data Government Solutions, Inc.	Delaware
First Data Hardware Services Inc.	California
First Data Holding GmbH	Germany
First Data Holding I (Netherlands) BV	Netherlands
First Data Hong Kong Limited	Hong Kong
First Data Hydra Holdings LLC	Delaware
First Data Insurance Agency Inc.	Delaware
First Data International (Italia) Srl	Italy
First Data International LLC	Delaware
First Data International Luxembourg II S.a.r.l.	Luxembourg
First Data International Luxembourg III S.a.r.l.	Luxembourg
First Data International Luxembourg IV S.a.r.l.	Luxembourg
First Data Korea Limited	Korea
First Data Merchant Services LLC	Florida
First Data Merchant Services México, S. de R.L. de C.V.	Mexico
First Data Merchant Solutions (B) Sdn Bhd	Brunei
First Data Merchant Solutions (Hellas) Ltd	Greece
First Data Merchant Solutions (Hong Kong) Private Limited	Hong Kong
First Data Merchant Solutions (Malaysia) Sdn. Bhd.	Malaysia
First Data Merchant Solutions Australia Pty Ltd	Australia
First Data Merchant Solutions Private Limited (Singapore)	Singapore
First Data Middle East FZ-LLC	UAE
First Data Mobile (Bermuda) Holdings, Ltd.	Bermuda
First Data Mobile Holdings Limited	Ireland
First Data Mobile Payments Limited	Ireland
First Data Mobile Solutions GmbH	Germany
First Data Mobile Solutions Limited	Ireland
First Data Network Australia Limited	Australia
First Data Operations (Austria) GmbH	Austria
First Data Polska S.A.	Poland
First Data Processing, Inc.	Delaware
First Data Procurements México, S. de R.L. de C.V.	Mexico
First Data Real Estate Holdings L.L.C.	Delaware
First Data Receivables, LLC	Delaware
First Data Reporting Services LLC	Delaware
First Data Resources Australia Limited	Australia
First Data Resources Investments Pty Limited	Australia
First Data Resources Slovakia, s.r.o.	Slovak Republic
First Data Resources, LLC	Delaware
First Data Services LLC	Delaware
First Data Spain Holdings, S.L.	Spain
First Data Technologies, Inc.	Delaware
First Data Trust Company, LLC	Colorado
First Data UK Holdings Limited	United Kingdom
First Data Uruguay S.R.L.	Uruguay
First Merchant Processing (Ireland) Limited	Ireland
FTS (NSW) Pty. Limited	Australia
Funds & Assets Management LLC	New York
FundsXpress Financial Network, LLC	Texas
Gift Solutions LLC	Delaware
Huntington Merchant Services, L.L.C.	Delaware
ICICI Merchant Services Private Limited	India
Integrated Payment Systems Canada Inc.	Canada
Integrated Payment Systems Inc.	Delaware
Inverland Jasper SL	Spain
JobPose, LLC	New Jersey
Marketplace Merchant Solutions Limited	Ireland
Merchant Solutions Private Limited	Bangladesh
Merchant Solutions Private Limited	Sri Lanka
Merchant Solutions Private (Macau) Limited	Macau
Money Network Financial, LLC	Delaware
New Payment Services, Inc.	Georgia
Omnipay Limited	Ireland
PaySys Europe, B.V.	Netherlands
PaySys International Limited	Ireland
PaySys International Pty. Ltd.	Australia
PaySys International, Inc.	Florida
Pegaso Argentina S.R.L.	Argentina
Perka Limited	Ireland
Posnet SRL	Argentina
Processing Center, S.A.	Panama
Research Park Association, Inc.	Florida not-for-profit
Star Networks, Inc.	Delaware
Star Systems Assets, Inc.	Delaware
Star Systems, Inc.	Delaware
SunTrust Merchant Services, LLC	Delaware
TeleCheck International, Inc.	Georgia
TeleCheck Services Canada, Inc.	Canada
TeleCheck Services of Puerto Rico, Inc.	Georgia
TeleCheck Services, Inc.	Delaware
Tissington Limited	Ireland/Luxembourg
TRS Recovery Services, Inc.	Colorado
Zolter Services Limited	Ireland